EX-99.23(g)(11)

AMENDED AND RESTATED

MUTUAL FUND CUSTODY AND

SERVICES AGREEMENT

This Amendment dated the 31st day of August, 2005, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the “Agreement”) by and between JNL Series Trust and JNL Investors Series Trust (each individually the “Trust”) and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the “Custodian”).

WHEREAS, the Trust and the Custodian have entered into the Agreement; and

WHEREAS, there has been a change in the officers of the Funds.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.	To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2.	To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4.

The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

JNL SERIES TRUST JNL INVESTORS SERIES TRUST

By:
Name: Robert A. Fritts
Title: President

BOSTON SAFE DEPOSIT AND TRUST COMPANY

By:
Name:
Title:

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APPENDIX A

LIST OF AUTHORIZED PERSONS

I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the “Trust”), do hereby certify that:

The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name	Signature

Robert A. Fritts	/s/ Robert A. Fritts

Mark D. Nerud	/s/ Mark D. Nerud

Susan S. Rhee	/s/ Susan S. Rhee

William V. Simon	/s/ William V. Simon

Jeffrey C. Nellessen	/s/ Jeffrey C. Nellessen

JNL SERIES TRUST JNL INVESTORS SERIES TRUST

By:/s/ Susan S. Rhee
Secretary

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APPENDIX B

TRUST OFFICERS

I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the “Trust”), do hereby certify that:

The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name	Position	Signature

Robert A. Fritts	President and Chief Executive Officer	/s/ Robert A. Fritts

Susan S. Rhee	Vice President, Secretary and Counsel	/s/ Susan S. Rhee

Mark D. Nerud	Vice President, Treasurer and Chief Financial Officer	/s/ Mark D. Nerud

Steven J. Fredricks	Chief Compliance Officer	/s/ Steven J. Fredricks

JNL SERIES TRUST JNL INVESTORS SERIES TRUST

By:/s/ Susan S. Rhee
Secretary
Dated: August 31, 2005

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